UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2023

Markforged Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-39453	98-1545859
(Commission File Number)	(I.R.S. Employer Identification No.)

60 Tower Road Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

(866) 496-1805

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
Common Stock, $0.0001 par value per share	MKFG	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, $0.0001 par value	MKFG.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2023, Markforged Holding Corporation (the “Company”) and Mark Schwartz came to the mutual decision that Mr. Schwartz would step down as the Company’s Chief Financial Officer, effective May 15, 2023 (the “Transition Date”). On May 10, 2023, in connection with Mr. Schwartz’s departure, the Company’s Board of Directors appointed Assaf Zipori as the Company’s Acting Chief Financial Officer, effective on the Transition Date. Mr. Zipori will succeed Mr. Schwartz as the principal financial officer and principal accounting officer as of the Transition Date.

Mr. Zipori, age 49, has served as the Company’s Senior Vice President of Strategy & Corporate Development since April 2021. From November 2019 to April 2021, Mr. Zipori served as the acting Chief Financial Officer of MarkForged, Inc. From March 2019 to November 2019, Mr. Zipori served as VP, Corporate Development of Yotpo, Inc. and from September 2016 to March 2019, he served as Director of Corporate Development & Ventures – North America of Amdocs Limited. Mr. Zipori holds a BBA from Pace University and an MS in Finance from Baruch College.

In connection with Mr. Zipori’s appointment, the Company entered into an Offer Letter with Mr. Zipori, dated May 10, 2023 (the “Offer Letter”). Mr. Zipori’s Offer Letter provides for “at will” employment. Pursuant to Mr. Zipori’s Offer Letter, Mr. Zipori is entitled to an annual base salary of $300,000. Mr. Zipori is also eligible for annual incentive compensation targeted at $160,000. Mr. Zipori’s Offer Letter also provides for a one-time bonus of $100,000, which will be paid to Mr. Zipori if he (a)(i) is actively employed by the Company on May 15, 2024 and (ii) has not given notice of his intent to resign from employment with the Company or (b) is terminated without cause. The Offer Letter further provides that the Board will grant Mr. Zipori a one-time equity award consisting of 100,000 restricted stock units (the “RSUs”). The RSUs will vest on May 15, 2024, subject to Mr. Zipori’s continued employment on such date. Mr. Zipori is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans.

In connection with Mr. Schwartz’s transition, the Company has entered into a Transition Agreement with Mr. Schwartz, dated May 10, 2023 (the “Transition Agreement”). The Transition Agreement provides that, following his departure from the Company as Chief Financial Officer on the Transition Date, Mr. Schwartz will serve as a Senior Advisor to the Company through July 15, 2023 (such period, the “Advisory Period”). As consideration for his provision of advisory services through the end of the Advisory Period, his execution and non-revocation of a release of claims and continued compliance with any applicable restrictive covenant obligations, Mr. Schwartz will be entitled to: (i) continued base salary payments for six months following the end of the Advisory Period (the “Salary Continuation Period”), payable in accordance with the Company’s regular payroll practices, (ii) payment of the costs of COBRA premiums for him until the end of the Salary Continuation Period or, if earlier, the date upon which Mr. Schwartz is no longer eligible for COBRA continuation coverage and (iii) if Mr. Schwartz performs services as a Senior Advisor through July 15, 2023 or an earlier date if he is terminated without cause, a bonus payment of $107,500, payable on the date of the first payment during the Salary Continuation Period.

The foregoing summary of the terms of the Offer Letter and the Transition Agreement are qualified in their entirety by reference to the complete text of the Offer Letter and the Transition Agreement, respectively, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On May 11, 2023, the Company issued a press release announcing Mr. Schwartz’s departure as Chief Financial Officer and the appointment of Assaf Zipori as Acting Chief Financial Officer. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, between the Company and Assaf Zipori, dated May 10, 2023.

10.2	Transition Agreement, between the Company and Mark Schwartz, dated May 10, 2023.

99.1	Press release issued by the Company on May 11, 2023, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKFORGED HOLDING CORPORATION

Date: May 11, 2023	By:	/s/ Stephen Karp
Stephen Karp
General Counsel